Exhibit 99.1

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EDITED TRANSCRIPT

SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

EVENT DATE/TIME: SEPTEMBER 05, 2013 / 09:00 PM GMT

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

CORPORATE PARTICIPANTS

Liz Sharp Smith & Wesson Holding Corp—VP of IR

James Debney Smith & Wesson Holding Corp—President and CEO

Jeff Buchanan Smith & Wesson Holding Corp—CFO

CONFERENCE CALL PARTICIPANTS

Cai von Rumohr Cowen and Company—Analyst

Scott Stember Sidoti & Company—Analyst

Andrea James Dougherty & Company—Analyst

Reed Anderson Northland Securities—Analyst

Ronald Bookbinder The Benchmark Company—Analyst

Brett Anders KeyBanc Capital Markets—Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the first-quarter 2014 Smith & Wesson Holding Corporation earnings conference call. My name is Ayesha and I will be your operator for today. At this time, all participants are in listen-only mode. Later we will conduct a question-and-answer session.

(Operator Instructions)

As a reminder, this conference is being recorded for replay purposes. I would now like to turn the conference over to your host for today, Ms. Liz Sharp, Vice President, Investor Relations. You may proceed, ma’am.

Liz Sharp—Smith & Wesson Holding Corp—VP of IR

Thank you and good afternoon. Our comments today may contain predictions, estimates and other forward-looking statements. Our use of words like anticipate, project, estimate, expect, intend, believe and other similar expressions is intended to identify those forward-looking statements. Forward-looking statements also include statements regarding net sales, margins, expenses, earnings per share, non-GAAP EBITDA and production days for future periods, our product development initiatives, objectives and strategies, market demand for our products and growth trends.

Our forward-looking statements represent our current judgment about the future and they are subject to various risks and uncertainties. Risk factors and other considerations that could cause our actual results to be materially different are described in our securities filings including our forms 8-K, 10-K and 10-Q. You can find those documents as well as a replay of this call on our website at Smith-Wesson.com. Today’s call contains time-sensitive information that is accurate only as of this time and we assume no obligation to update any forward-looking statements contained herein. Our actual results could differ materially from our statements today.

I have a few important items to note with regard to our comments on today’s call. First, we reference non-GAAP adjusted EBITDAS, note that the reconciliations of GAAP net income to non-GAAP adjusted EBITDAS and estimated GAAP income from continuing operations to estimated non-GAAP adjusted EBITDAS can be found in today’s 8-K filing, as well as today’s earnings press release which are posted to our website. Also when we reference EPS where always referencing diluted EPS. Finally, please note that this call references only our continuing operations. For the results of our discontinued operations, please refer to our 10-Q for the period ending July 31, 2013, which was filed this afternoon. I’ll now turn the call over to James Debney, President and CEO of Smith & Wesson.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you, Liz. Good afternoon, everyone and thanks for joining us. With me on today’s call is Jeff Buchanan, our Chief Financial Officer. Later in the call Jeff will provide a recap of our financial performance as well as our second-quarter and our increased fiscal 2014 revenue outlook. Our results for the first quarter of fiscal 2014 reflect the continued successful implementation of our growth strategy. We delivered impressive growth in year-over-year sales and significant expansion of our gross margin. Ongoing increases in our manufacturing capacity, combined with strong consumer demand for firearms resulted in higher sales of our most popular M&P products, and we believe market share gains. Amid that robust growth, we drove a number of significant initiatives in the quarter designed to strengthen our business and return increased value to our stockholders.

Now let me provide some of the highlights from the first quarter. We continued to add capacity during the first quarter and sales for the quarter rose 25.8% year over year. Excluding last year’s Walther distribution business, our sales grew 36.5%. Gross margins expanded to 42.6%, as we continued to operate more efficiently. Our M&P Polymer Pistols continue to sell exceptionally well and we believe we will continue to take market share with this product family. While we think the channel inventory levels have generally been replenished, inventories still remain low for our popular M&P Polymer Pistols, especially our M&P SHIELD, along with our M&P 15 Sport Rifle, our 1911 E Series, our BODYGUARD 380 and our Small Frame Revolvers, including our BODYGUARD 38.

We have made tremendous strides in growing our manufacturing operations over the past two years, so accordingly we are investing in our operating systems and infrastructure to allow us to more effectively scale our business in the future. With that in mind, we executed a number of key strategic objectives to enhance the performance of our business by replacing our Legacy ERP system with a new SAP platform. Finally, we executed a number of actions to optimize our capital structure and provide us with a solid platform for future stockholder value. Jeff will provide details of these actions later in the call.

Overall, our growth strategy remains focused on continuing to take market share with our M&P Polymer Pistol family, leveraging our established high-value product portfolio and bringing to market innovative new products that meet the needs, wants and desires of a growing and diverse base of responsible firearm users. Based upon our favorable outlook, today we are raising our full-year revenue guidance. With that, I’ll ask Jeff to review the financial results.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thank you, James. Revenues for the quarter was $171 million versus $125 million of comparable non-Walther revenue in the prior year. This is an increase over the prior year of $46 million or 36.5%. We continued to operate in maximum production capacity during the first quarter, as we have for the last six quarters. Gross margins continued to rise and were 42.6% in the quarter as compared with 37.7% last year. The gross margin improvement primarily resulted from increased volumes, manufacturing efficiencies, product mix and the end of the Walther agreement.

In the quarter, operating expenses were $24.8 million or 14.5% of revenue versus last year’s $19.9 million or 14.7% of revenue. In terms of actual dollars, operating expenses increased as expected on a year-over-year basis in support of our overall growth strategy, and we expect this increase to continue throughout the year. In fact, we estimate our total operating expenses in the second quarter will rise sequentially by about 20%, with approximately $2 million of that increase related to one-time expenses, including costs relating to the start-up of SAP which went live at the beginning of August.

Operating income in the first quarter was 28.1% compared to 23% in the prior year. Net income in Q1 was a $26.5 million or an EPS of $0.40. This compares with net income in the year-ago quarter of $18.9 million or an EPS of $0.28. Note that the first quarter interest expense included approximately $5.1 million or $0.05 per share of costs associated with the retirement of the 9.5% notes and issuance of the new 5.875% notes. Without those one-time charges, EPS would have been $0.45. Non-GAAP adjusted EBITDAS in Q1 was $55.2 million, compared with $36.1 million in the year-ago period. Non-GAAP adjusted EBITDAS for the last two quarters totaled nearly $108 million. In the first quarter operating cash flow was $19 million and capital spending was $12 million, resulting in free cash flow of $7 million. We will continue in fiscal ‘14 to expend capital at a higher than normal rate for capacity increases and infrastructure improvements, and we estimate the capital expenditures in fiscal ‘14 will approximate $50 million.

Turning to the balance sheet, we took a number of significant steps during the first quarter to optimize the capital structure of our Company. These actions evidence our commitment to further developing our financial flexibility and generating greater value for our stockholders. At the end of the quarter we had $146.5 million in cash. During the first quarter we sold $100 million of newly-issued 5.875% notes due in 2017. We used about half of those proceeds to repurchase our outstanding 9.5% notes and added the remaining balance to cash on hand to fund the new $100 million stock buyback authorized by our Board of Directors. The $100 million authorization included the repurchase of up to $75 million of stock through a fixed-price tender offer at $11, a roughly 20% premium to our closing stock price prior to the tender announcement. Apparently stockholders did not want to sell at that price and the tender did not fill.

We only repurchased approximately 1.4 million shares for $15.6 million. That left us with $84.4 million available for repurchases in the open market. I would note that our buying opportunities have been limited because of quiet period restrictions in advance of earnings, but through the close of business yesterday we have been able to purchase just over 1.8 million shares in the open market for just over $20 million, utilizing our cash on hand. And we are committed to continuing the stock buyback program. At the end of the quarter we had an unused $55 million secured credit facility. In August after the end of the first quarter, we completed a new $75 million revolving line of credit which is unsecured, and which includes an expandable accordion feature for up to $175 million of maximum borrowings. With that, I’ll turn the call back over to James for a discussion of our operational results.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you, Jeff. As I stated earlier, the first quarter demonstrated continuing strength in our C.O.R.E. Firearm business and in the overall year of consumer market for firearms as measured by the FBI’s adjusted NICS background check data. The reason that NICS checks are a good proxy for retail sales is that we sell product only to federally licensed firearms dealers. They must, by law, conduct a background check on every firearm they sell, whether they sell it at a gun show, in a retail location or anywhere. Our total firearm unit sales into the consumer channel, excluding Walther, increased 30% for our fiscal third-quarter on a year-over-year basis, compared to adjusted NICS growth for the same period, or 6.4%. When factoring in the movement of inventory to the channel, this leads us to believe that we took market share in the quarter.

In terms of dollars, total sales in our domestic consumer channel during the first quarter, again excluding Walther products, were $149 million, which is more than 34% higher than last year. While sales have been constrained by our capacity and the rate at which we can intelligently add capacity, we have maintained a disciplined focus on our long-term growth strategy. Our professional channel, which includes international sales, contributed notably to our first-quarter results. First-quarter revenue, again excluding Walther products, was $19.8 million, an increase of about 58% over the comparable quarter last year. Growth in the channel was due to increased orders of M&P Pistols and M&P modern sporting rifles to several domestic law enforcement agencies and distributed with the specializing law enforcement sales, as well as increased international shipment to the Japanese Coast Guard and then Japanese Ministry of Justice. After the close of the quarter, we were pleased to announce that the Los Angeles County Sheriff’s Department, a force of about 13,000 personnel, has chosen our M&P Pistols for their duty sidearm through a rigorous evaluation process in which we beat several major competitors. This five-year contract is a ringing endorsement of our M&P Pistols, and we are honored to support the Los Angeles County Sheriff’s Department with our firearms.

Before I discuss marketing activities, I want to point out that the August adjusted NICS results came out this week and they mark a slight decline on a year-over-year basis. However, August NICS checks which numbered over $1 million in the month also marked the first sequential monthly increase since December of 2012. And we believe this is good news. First, the sequential monthly uptick of 19% is consistent with the seasonality we see occurring in the past 10 years. In addition, August NICS checks where a full 24.6% higher than two years ago. We believe that long-term NICS data also supports a growth trend. When you look at the past 120 months of adjusted NICS checks, within that timeframe 96 months out of 120 showed year-over-year increases in background checks. Out of those 120 months, only 20 have shown NICS checks that number more than 1 million. And August 2013 is in that top 20.

We also believe there a strong underlying growth trends that are driven by new consumers entering the market, and we believe that presence will continue to support market growth. This was evident in the results of a National Shooting Sports Foundation study issued last week. The findings in that report stated that of those surveyed, among those who went target or sport shooting in 2012, 20% were new to shooting within the past five years. That included 11% who just began shooting in 2012. These numbers represent a robust influx of new shooters.

Lastly and importantly, as I have stated for some time, our growth strategy is not simply to grow with the market, but to manage our business in a way that gives us the ability to take market share, independent of whether or not the market is growing. As I said earlier, based upon the flow of inventory through the channel, combined with recent NICS background checks, we believe we took market share in Q1. Moreover, we believe we can take additional market share in the future with our M&P Polymer Pistols which continue to be readily adopted by consumers and professionals. In fact, we have several of the most in-demand products in the channel today, according to retailers. These include our popular M&P Polymer Pistols, especially our M&P SHIELD. And also our M&P 15 Sport Rifle, our 1911 E Series, our BODYGUARD 380 and all of our a Small Frame Revolvers, including our BODYGUARD 38.

With that, I will outline some of our marketing activities we are engaging in to support the strategy. During the first quarter we launched the new Smith & Wesson Connect Program, a key element in our go-to-market strategy. Connect is our new retail associate incentive program. We believe that Connect serves not only as an awareness tool but also provides the opportunity for an ongoing two-way dialogue between Smith & Wesson and participating retail associates. The Connect program allows us to fine-tune, via direct feedback, our marketing activity to more effectively support our objective. In addition to Connect, we also began to ramp our advertising activities with new print, digital and broadcast media campaigns, using new creatives to support our M&P Pistols and our high-end Performance Center product line. This is a key element in communicating directly with consumers, driving awareness of our brand and our products.

Now turning to operations, we continued to invest in capacity in the quarter, a key factor in our ability to deliver increased sales given the level of demand. The operations team yet again did an outstanding job bringing this added capacity online and delivering strong growth margins in the process. Going forward, we plan to continue to only add capacity intelligently, that is, where we believe it is appropriate and with a focus on balancing internal and external capacity expansion, of certain components which we outsource. This approach provides us with significant flexibility designed to facilitate growth, while at the same time providing a layer of insulation should the market soften. This we believe will allow us to optimize internal capacity utilization well into the future.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

In conclusion we continue to believe that our industry is in the midst of an underlying upturn growth trend and our objective is to grow faster than the markets. We will do this by continuing to execute on new product strategy, investing in marketing initiatives that communicate directly with the consumer and raise product and brand awareness, continuing to add flexible capacity both internally and externally, increasing efficiencies and reducing costs and improving the processes we use to operate our business and distribute our products in the marketplace. All of these initiatives are designed to support our primary goal of taking market share from our competitors with the M&P Polymer Pistol family. And with that, I’ll ask Jeff to provide our financial outlook.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thanks, James. Before I provide our guidance, I want to talk briefly about our new ERP implementation, which went live on SAP at the beginning of the second quarter. As James mentioned, the new system is an important step in our strategic plan to optimize our business. In fact, the ERP conversion represents one of the final major building blocks that had yet to be completed in the organization. The SAP platform is replacing a dated Legacy system and will provide us with the scalability and visibility required for future growth. As is typical with ERP implementations, we incurred some unforeseen one-time issues. We believe that most of those issues are behind us and we want to thank the entire team, the hard work they have put in over the past year.

Turning now toward guidance for the second quarter. We continue to see strong pull for a majority of our products portfolio. Therefore, this second-quarter estimate is once again mostly based on our capacity. Our second-quarter typically has a reduced number of manufacturing days because of our two-week planned factory shut-down each summer. This year production days in Q2 will be lower by an incremental eight days as a result of the SAP conversion. Specifically, production days in Q2 will be approximately 50.

As a comparison, there were 63 production days in Q1 and we are planning for 57 days in Q3 and 63 days in Q4. We therefore expect that Q2 will be our lowest revenue and the lowest gross margin quarter in fiscal ‘14. Also note that ERP-related costs through the end of Q1 were capitalized. However, now that we have gone live, ERP cost going forward must be expensed. This has been factored into our guidance for Q2 and the balance of fiscal ‘14.

So based on these factors, we estimate that our second-quarter net sales will be between $135 million and $140 million. It is important to note that last year’s Q2 Walther sales were $9.7 million and that the Walther agreement ended in April of this year. In addition, last year’s Q2 had 54 production days versus the expected 50 days this year. Based on our estimated sales and the increase in operating expenses discussed earlier, we anticipate second-quarter EPS of between $0.20 and $0.22. Looking out at the full year we continue to be encouraged by the strength of our business. Based on our expectations regarding the future demand for our products and continued increases in production capacity, we are raising our fiscal ‘14 estimate of net sales to between $610 million and $620 million. We expect EPS to be between $1.30 and $1.35. Finally, we are assuming an average share count by the end of the year of 60.1 million shares and a tax rate of 36%. James?

James Debney—Smith & Wesson Holding Corp—President and CEO

Thanks, Jeff. Operator, that concludes our prepared remarks. I like to open up the call for questions from our analysts, please.

QUESTION AND ANSWER

Operator

(Operator Instructions)

Cai von Rumohr, Cowen and Company.

Cai von Rumohr—Cowen and Company—Analyst

Terrific, thank you very much and congratulations on another great quarter. So when you talked of op expenses up 20% in the second quarter, is that year over year or is that versus the $24.8 million in the first quarter?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

That is sequentially.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr—Cowen and Company—Analyst

Sequentially. So essentially a little over $29 million, so where is that coming from? Is it basic — because sales and marketing was up in the first quarter. Is it all in G&A going up $2 million-plus?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Well, yes, at least $2 million of that is related to the ERP conversion. Other expenses relates to G&A expenses, including profit-sharing, stock comp, things like that. But also we are adding advertising, marketing, as James had talked about. The Connect program is rolling out, so it is a little bit of everywhere.

Cai von Rumohr—Cowen and Company—Analyst

Okay. And then could you help us — where should we look for op expenses for the year? Because it looked like, certainly it now looks like it is a much bigger number than what any of us had thought, or certainly than I had thought

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

I think, based on the guidance can probably back into a run rate that we are at around $27 million, not including the one-time expenses in Q2 for the ERP conversion.

Cai von Rumohr—Cowen and Company—Analyst

So essentially that’s $27 million more less would be the run rate in a second half? Plus or minus $1 million or so?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Exactly. Of course, our operating expenses, if sales are higher or lower —

Cai von Rumohr—Cowen and Company—Analyst

No, I understand.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

A lot of those expenses relate to things like profit sharing and stock expense, which are — and compensation, which is tied in with results. So it is kind of based on the results that are forecast.

Cai von Rumohr—Cowen and Company—Analyst

Right. I don’t know if you have it, but we have all the manufacturing days for this year and last year except for Q1 and Q3. And it just so we can get a sense of your sales per manufacturing days, do you have those available?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Q1 and Q3 of last year?

Cai von Rumohr—Cowen and Company—Analyst

Yes.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

63 in Q1 and 65 in Q4.

Cai von Rumohr—Cowen and Company—Analyst

No, Q1 and Q3

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Q3 was 56.

Cai von Rumohr—Cowen and Company—Analyst

56. And then the last one. Your Q alludes to a price hike in January. Could you indicate how big was the price hike on average and where? Some color on that. And how big of a benefit was that to your gross margin in the quarter?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

It wasn’t really a price hike, it was really — we talked about this last couple times. It was kind of a change in the go-to-market strategy. James, did you want to talk about that?

James Debney—Smith & Wesson Holding Corp—President and CEO

I think we mentioned before, we moved much closer to a net pricing model. So we did a lot of work with our customers, particularly our pre-set distribution partners in eliminating certain discounts and rebates. In addition to that, there was certainly, let’s say a small tweaking, of certain pricing for a small number of products. Those are products that we viewed at that time, didn’t have an acceptable gross margin, for example. But nothing particularly major there.

Cai von Rumohr—Cowen and Company—Analyst

Okay, terrific. Thank you very much.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thanks, Cai.

Operator

Scott Stember, Sidoti and Company.

Scott Stember—Sidoti & Company—Analyst

You guys typically put you backlog data in your Q. I didn’t see this time around. Could you quantify how the demand outlook is looking? And maybe you could give us what the backlog number was?

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President and CEO

We’re not actually disclosing backlog on a quarterly basis. We are actually, I’ve mentioned this before, we’re going to do this on an annual basis. For us, we have an initiative underway, to be perfectly honest, which we’re looking to eliminate backlog and operate our business under more lean principles, let’s say. As I said before, we’ve emphasized this, when we look at backlog we like to analyze it. We like to understand the content and the split and break down between certain product categories, but it is not something we take to the bank. Okay? It is a number that can be canceled by our customers. We don’t hold our customers down to those orders. I want to reassure everybody, of course, we’re monitoring it on an ongoing basis and analyzing it in the ways that I just described.

Scott Stember—Sidoti & Company—Analyst

Okay, and I asked this question last quarter as well, but your guidance for sales growth this year, what are you looking at or your expectations for NICS growth this year? Or at all?

James Debney—Smith & Wesson Holding Corp—President and CEO

Typically we stick by what we said before in terms of how we see the market going on average, so I’m talking over a much longer period of time obviously. We have in-depth analysis of NICS for the last 10 years, as you are aware. So we fix that out to the 9% to 10% market growth rate on average.

Scott Stember—Sidoti & Company—Analyst

Okay. Got you. And last question. Within the Long Gun segment, could you talk about how the Sporting Rifles performed sequentially and year-over-year? How that side of the business is going?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

We actually don’t break down our Sporting Rifles, we just talk about Long Guns. Quarter by quarter it was up 30% on a comparable basis, as compared to Hand Guns which were up 43%.

James Debney—Smith & Wesson Holding Corp—President and CEO

But going back to our prepared remarks, you see that we talked about inventory replenishment for Modern Sporting Rifle as a whole, but when you look at one of our key products which is the M&P 15 Sport Rifle, that remains in demand and we believe a very low level of inventory out there in the channel currently.

Scott Stember—Sidoti & Company—Analyst

Okay. And actually one more follow-up on new product development. Could you give us an update there on timing of any new stuff coming up potentially?

James Debney—Smith & Wesson Holding Corp—President and CEO

Really, no, we can really add any color to that. I can only say the high-level stuff that I’ve said before and that is it is obviously a strategic focus of ours. We look far ahead in terms of our new product pipeline. We will act accordingly in terms of when we decide to launch. It’s, as I said, strategic. Time’s got to be right, the market’s got to be ready, we got to be capable, the inventory has to be in place and customers, distributors and retailers, plan, participating in the launch program. So I can’t ruin any surprises for sure, but you will find out when everybody else does.

Scott Stember—Sidoti & Company—Analyst

Got you. That’s all I have. Thank you.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you.

Operator

(Operator Instructions)

Andrea James, Dougherty and Company.

Andrea James—Dougherty & Company—Analyst

First, is it fair to say that if it weren’t for the lost production days in Q2 your revenue guidance would have been $15 million to $20 million higher?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes. It is fair to say that. You can pretty much — if you look at the revenue for each quarter and divide by the production days, that’s about what you’d get to.

Andrea James—Dougherty & Company—Analyst

Okay, thank you. Also, can you discuss the puts and takes on the margins? I think it seems like replacing the Walther capacity with your own product helps the margins, but maybe migration on product mix away from Long Guns eventually would have the opposite effect. So I was just wondering if you could talk about margin expectations and puts and takes?

James Debney—Smith & Wesson Holding Corp—President and CEO

Sure, I will start. We’ve said for some time that the Walther distribution business was some of our lowest-margin business. So right now it’s a benefit to our margins now that we have terminated that agreement and moved past it. As you look at margins, gross margins for Q1, there was a benefit of an inventory revaluation, but I want to stress that even eliminating that benefit we would still be above 40% of the gross margin. So it really is an outcome, a result of executing our strategic direction in terms of driving M&P Polymer Pistol sales, taking market share which is obviously driving a favorable product mix as well. We’ve also spent a significant amount of time driving efficiencies in the operation, which is definitely showing benefits in gross margin as well. Jeff, do you want to add anything to that?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

No, I think that covered it.

Andrea James—Dougherty & Company—Analyst

Just one final one, what’s your implied share count for Q2 and the full-year for your EPS guidance?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

About, a little over, about 60.3 for Q2 and 60 for the full year. (multiple speakers)

Andrea James—Dougherty & Company—Analyst

So there’s a implied margin guidance upside because the tender is going slower than you guys had expected, is that accurate?

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

The tender is over and it didn’t — all we’ve got is a few share, 1.5 million shares, but are ongoing on the open market purchase, and the price has been, recently has been at or below the tender price. And so we were able to pick up like more shares in the open market than we were in the tender, and we plan to continue to aggressively do that. When we did the analysis, when we raised the $100 million with the plan of doing $100 million stock buyback, that transaction was accretive all the way up into the mid-teens.

Andrea James—Dougherty & Company—Analyst

Wonderful, thank you so much.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thanks.

Operator

Reed Anderson, Northland Securities.

Reed Anderson—Northland Securities—Analyst

Congrats on the quarter.

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you.

Reed Anderson—Northland Securities—Analyst

A couple questions. James, I would argue that both anecdotally and I think some pretty good evidence from talking to other people, that the ammunition shortage throughout your first quarter was probably a bit of a headwind, at least at the consumer retail level. I’m curious if you agree with that. And also curious, as you saw inventory levels rebuild, particularly like on .223, things like that, if you saw that as evidence and a little bit of pick up in your sales activity?

James Debney—Smith & Wesson Holding Corp—President and CEO

I would agree that the ammo situation is definitely providing somewhat of a headwind at the moment, but I do believe it is more acute when it comes to .22 caliber than anywhere else. I think you see inventory of ammo when it comes to .223, .556 is starting to improve, especially certainly all the handgun calibers are starting to improve. But it seems to be much more of an acute shortage when it comes to .22 ammo. And certainly that will present a potential headwind in the future, and certainly one that we’ve baked into our guidance going forward. As you know, we have a number of key Rimfire Firearms in terms of Long Guns and one of those is the M&P 1522, which has proved to be a market leader for some time now. So that’s probably one of our biggest challenges, I would say, I don’t see anything else in our Rimfire products that would cause me any great concern at all. And coming back to the 1522, that’s certainly something that we’ve baked into our guidance and into our plans as we go forward.

Reed Anderson—Northland Securities—Analyst

Okay. And then you had commented in your prepared remarks that in a lot of your key products or your bestsellers, et cetera, There are still shortages, if you will. The demand’s exceeding what’s your ability to produce. But I’m curious, if you looked at this quarter versus three months ago or six months ago, I’m presuming you did see some improvement in your ability to keep more product in stock or keep in stock longer, that that has gotten better. Certainly from a shopping standpoint, you can see it visibly in the MSR category certainly?

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

James Debney—Smith & Wesson Holding Corp—President and CEO

Yes, perhaps as we said in the MSR category, certainly inventory is more replenished, let’s say, than anywhere else. But as it comes to handguns, you well know, as you know we’ve continued our ramp and still it’s particularly difficult to find an M&P SHIELD in both 9-millimeter or 40. You make these pockets of improvement in terms of retail availability of BODYGUARD 380s but again, that’s limited as well. One of the most acute ones that we’ve come across has been in our J-Frame Revolvers, or Small Frame Revolvers have been particularly in demand as well. And again, as we’ve said before, the strongest trend out there remains personal protection. So people continue to look for concealed carry firearms, and we had a pretty good number of firearms now from our M&P Compact to the M&P SHIELD, to the BODYGUARD 38, the BODYGUARD 380, all of our Small Frame Revolvers that are a match with the needs, wants and desires of consumers who are responding to that trend.

Reed Anderson—Northland Securities—Analyst

Okay. Then just one last one. The Connect program you talked about, curious how quickly that will roll out? Or is there a number of retail outlets expect to have that in, or customers? A sense of the magnitude of how that will be rolled out.

James Debney—Smith & Wesson Holding Corp—President and CEO

Yes, sure. I just can’t go into details too much, but yes, it is active. It was active in Q1, so we are aggressively rolling that out. We have a dedicated sales team. We have two teams, a West team and an East team, who one of their major objectives is the deployment of that initiative, and they’re working hard at that. We are also working with big-box retailers as well to bring their sales associates on board as well, so it is not something that just focuses on the independent firearms retailers. And we have some lofty goals in place there. We are very excited about the whole program, as are a lot of sales incentives. Started to talk to owners of retailers directly about how their associates were responding to the program and it is been very favorable. They are very excited about it. So we look forward to deploying that as and when we need to. Remember again, it is not something that we’re just deploying across the whole product range. It will be extremely selective and overall will support our subject objectives.

Reed Anderson—Northland Securities—Analyst

Sounds great. I’ll let somebody else jump in. The best of luck.

James Debney—Smith & Wesson Holding Corp—President and CEO

Thanks, Reed, take care.

Operator

(Operator Instructions)

Ronald Bookbinder, The Benchmark Company.

Ronald Bookbinder—The Benchmark Company—Analyst

Hi, good afternoon and congratulations on a great quarter. Would the beat in Q1 on both revenue and EPS and raising revenue guidance on the Q1 revenue beat, where is the difference compared to your prior guidance? It seems like you still are counting on all the shares being repurchased over the years, I mean over the year, and the gross margin seems to be going better than expected.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, obviously our gross margin is a little better than expected and OpEx is a little higher. The SAP costs for example, were not as expected last time. But other than that, we’ve gotten more — we raised the revenue because we’ve gotten more comfortable with the current demand situation, especially for our key products in the concealed carry. I think we understand the MSR demand. So I think we felt that we could raise that.

Ronald Bookbinder—The Benchmark Company—Analyst

So if it wasn’t for the one-time SAP cost going forward, you would have been raising full-year guidance?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Yes, because not only that, we lost the eight days that we didn’t really forecast last time. Because I gave the production days last time and I think it was to Cai and I believe I said 58. And so now we are saying 50. So that’s quite a chunk out of the revenue, yet we are still increasing the overall. So you can see there’s really quite a large increase in our expectations as to how we think quarter three and quarter four are going to go.

Ronald Bookbinder—The Benchmark Company—Analyst

Okay

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Of course, that comes out of gross margin, too. The fact you missed eight days is all that fixed overhead that wasn’t absorbed.

James Debney—Smith & Wesson Holding Corp—President and CEO

You may ask the question, why didn’t you anticipate any lost days in the first place? We timed it to go live during our two-week shutdown, so that we insulated ourselves from anything that could arise from go-live. But of course we went a little past that, as Jeff described.

Ronald Bookbinder—The Benchmark Company—Analyst

Okay. And when do you see the pistol channel being fully replenished going forward? Such that you’re going to be more running at demand rather than just running at capacity?

James Debney—Smith & Wesson Holding Corp—President and CEO

That’s a great question. I can’t really say I know the answer to that, because, let’s say, when you look at NICS checks for August, and as we’ve said, I will reiterate it, NICS checks are a great proxy for retail sales. They were only marginally different to August last year, actually, around the 26,000 mark. So in terms of it being a good proxy that’s just rounding error to us. What’s exciting is as well is you look at September 2012, that was generally just over a million checks so August this year actually beat September. Historically as you look at the trend, September is normally higher than August as we uptick towards the holiday season. And then obviously coming out to the new year, we’re into show season, and we’re into a period that is very active with the consumer in terms of purchasing firearms as well. So I really don’t know. I guess, as Jeff said, we are encouraged, that’s why we have raised our annual revenue guidance. And we are looking forward to the next few months.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

And Ron, I think you could infer that our quarter four number is probably not at full capacity, based on our previous quarters that we have done. I would say that at least part of our forecast now is beginning to — it is a blend of capacity. And then out into the future it is more of our expectations about demand.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Ronald Bookbinder—The Benchmark Company—Analyst

Okay, great. Thank you very much and good luck going forward.

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you.

Operator

Andrea James, Dougherty & Company.

Andrea James—Dougherty & Company—Analyst

Thanks for taking my follow-up. The State of Illinois is going to start allowing people to carry concealed and apply for that permit in January. I’m curious if that’s a needle mover for you guys, especially during the holiday season? Thanks so much.

James Debney—Smith & Wesson Holding Corp—President and CEO

Yes. I mean there’s no doubt that it can be favorable. There’s certainly no downside. To what degree, we really don’t know. Because as we said before, concealed carry firearms for us our most popular that is going to be the hardest part of our whole product portfolio for us to get ahead of demand. Certainly we know there was a significant uptick in sales in Wisconsin when they started to allow concealed carry. That always ripples through the channel back to the manufacturers, for sure. But again, even though Jeff inferred that perhaps we’re not going to be capacity-constrained in Q4, there is certainly going to be the hot product categories, particularly in concealed carry, where very likely we will be capacity-constrained. So that will obviously diminish the impact overall, but it just bodes well for the long-term.

Andrea James—Dougherty & Company—Analyst

Thank you.

Operator

(Operator Instructions)

Scott Hamann, KeyBanc.

Brett Anders—KeyBanc Capital Markets—Analyst

Thanks, this is actually that Brett Anders on for Scott. The majority of my questions answered here, but on the CapEx guidance a little bit more than we were modeling. Any color on that and how much of that was related to the SAP? Thanks.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

The increase is really more related to capacity versus the last time we spoke. Last time I think we had dialed in most of our expected SAP. There may be $1 million or $2 million more. I think the total SAP was around $15 million approximately. Although that’s been spread over two years, so it is not all of the $50 million. So the $50 million is a mixture of SAP follow-up for new projects, infrastructure improvements and then capacity improvements.

Brett Anders—KeyBanc Capital Markets—Analyst

Thanks.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Operator

Ronald Bookbinder, The Benchmark Company.

Ronald Bookbinder—The Benchmark Company—Analyst

Just a quick follow-up. You mentioned the growth of new gun owners. I think you are talking about up 20%. How many guns does the average gun owner have? And how long does a new gun owner typically take to ramp up to more of a full gun ownership?

James Debney—Smith & Wesson Holding Corp—President and CEO

We know from a survey that was performed by the National Shooting Sports Foundation, where they reached out to 10,000 handgun owners, so we have good data on handgun side of it. How many handguns do they own? They said 10% came back and said they owned one. The balance, the remaining 90% said they owned an average of just around nine. So fairly significant. As to how long it takes them to reach whatever, let’s call it the average of nine, very difficult to tell. And I think it all depends obviously, on disposable income and lots of other factors. But certainly that’s an encouraging piece of research for us and one that has played a key part and our thinking.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Ron, I would say that last Summer when we were — the late Spring, early Summer before any political issues were extant, we were in a discussion with some people who thought that that was a political bind,. But we actually thought that that was in essence the shadow boom from the surge that occurred when President Obama was elected. So that was about two years after, that we were starting to see a lot more buying again.

Ronald Bookbinder—The Benchmark Company—Analyst

Okay, great. Thank you very much.

Operator

(Operator Instructions)

Cai von Rumohr, Cowen and Company.

Cai von Rumohr—Cowen and Company—Analyst

Thanks so much. One housekeeping issue. What are you looking for the tax rate for the year?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

36%.

Cai von Rumohr—Cowen and Company—Analyst

36%. Thank you. And then I think you said 60.3 million diluted shares in a second quarter, is that correct?

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

That’s correct.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

Cai von Rumohr—Cowen and Company—Analyst

But I mean you had 62 — to get there you probably need to average 59 million shares, basic shares out, and you have 62.7 out at September. So basically it looks to me like you are assuming you buy something like 6 million shares in this quarter in total, is that —

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

We had an average of 65.6 at quarter one. And we already obviously, after the end of the quarter, we already have bought 1.8 million and of course we have an aggressive stock buyback plan in place. So I would expect that we did our recapitalization in order to buy back $100 million of shares, and we plan on executing on that.

Cai von Rumohr—Cowen and Company—Analyst

Okay. So with your cash flow, it looks like you could go beyond that. It looks like you are doing a lot of your planned buyback here in the second quarter, because if you buy like I said 6 million shares, you’re down to 57 in the third. So you don’t have to buy that much the second half to get you home, so —

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Right, our bonds, the 5.875 bonds, the high-yield bonds, do have a restriction on buying. We can’t unlimited buy. And I believe that after this quarterly announcement we can do about $115 million through the end of this fiscal year. That’s in total. So counting what was in the tender, what we’ve bought and then adding that. Another way of saying that, we have $100 million authorization and we could authorize another $15 million.

Cai von Rumohr—Cowen and Company—Analyst

Got it. Okay, that’s very useful. Thanks again.

Jeff Buchanan—Smith & Wesson Holding Corp—CFO

Thank you.

Operator

There are no further questions in the queue at this time. I would now like to turn the call over to James Debney, President and CEO, for closing remarks.

James Debney—Smith & Wesson Holding Corp—President and CEO

Thank you, operator. I want to thank the entire is Smith & Wesson team for all their hard work in delivering another great quarter. We have a few investor conferences coming up this Fall that I want to share with you. We will be attending the Credit Suisse Conference in New York on September 17. We will be at the Sidoti Conference in New York on November 18. And we will be at the Deutsche Bank Conference in Coral Gables, Florida on November 19. Hopefully we will see some of you one of those events. Thank you again for joining us and we look forward to speaking with you next quarter. Thank you again, operator.

Operator

Ladies and gentlemen, that concludes today’s conference. Thank you for your participation. You may now disconnect. Have a great day.

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SEPTEMBER 05, 2013 / 09:00 PM GMT, SWHC - Q1 2014 Smith & Wesson Holding Corp Earnings Conference Call

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